                                                                   EXHIBIT 10.13


                            STOCK PURCHASE AGREEMENT

         This stock purchase agreement is made this 6th day of December, 2004, between Visionary Medical Consulting Corp. of 283 First Street, Brooklyn, New York 11215 (the "Seller"), and U.S. MedSys Corp., of 411 Route 17 South, Hasbrouck Heights, New Jersey 07604 (the "Purchaser").

                                    RECITALS

         A. The Seller is the record owner and holder of all the issued and outstanding shares of the capital stock of New England Orthotic & Diabetic Shoe Manufacturing Company, Inc. (the "Corporation" or "Company"), a Delaware corporation, which Corporation has issued capital stock of 1,500 shares of common stock (the "Stock").

         B. The Purchaser desires to purchase 75% of Seller's stock (1,125 shares) in the Corporation and Seller desires to sell the Stock, upon the terms and subject to the conditions set forth in this agreement.

         In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                   SECTION ONE
                                PURCHASE AND SALE

         Subject to the terms and conditions set forth below, at the closing of the transaction contemplated by this agreement, Seller shall sell, convey, transfer, and deliver to Purchaser certificates representing 1,125 shares of Stock, and Purchaser shall purchase from Seller 1,125 shares of Stock in consideration of the purchase price set forth in this agreement. The certificates representing the Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Seller.

         The closing of the transactions contemplated by this agreement (the "Closing"), shall be held at 411 Route 17 South, Hasbrouck Heights, New Jersey, on December 6, 2004 at 10:00 a.m., or such other place, date and time as the parties to this agreement may otherwise agree.

                                   SECTION TWO
                                     PAYMENT

         As consideration for the purchase and sale of 1,125 shares of Stock, Purchaser shall issue to 250,000 shares of restricted common stock of Purchaser (the "UMSY Shares").

                                  SECTION THREE
                             FUNDING OF THE COMPANY

         A. After Closing, the Purchaser will have a controlling interest in the Company , and the Company will be a majority-owned subsidiary of Purchaser. Purchaser shall provide capital of up to $300,000 to be used as working capital of the Company. Such contributions shall treated as loans for accounting purposes.

         B. Funds shall be provided by Purchaser to the Company as follows:

         1. $100,000 will be deposited into the Company's business account within ten business days after Closing; and

         2. Up to an additional $200,000 will be deposited into the Company's business account as the Company requires such funds for working capital, as determined by management of the Company.

                                  SECTION FOUR
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller warrants and represents:

         A. ORGANIZATION AND STANDING OF THE COMPANY. Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

         B. RESTRICTIONS ON STOCK OF THE COMPANY.

         1. Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.

         2. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

         3. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

         4. Seller is the sole shareholder of the Company.

         5. Except for the relationships and contracts described in Section Four, Part C., below, the Company has no material assets or liabilities.

         C. EXISTING RELATIONSHIPS OF THE COMPANY.

         1. The Company has an agreement in principle with I-Roc, Inc. to enter into a Lease/Purchase Agreement for the property located at 176 Dexter Road, Corinna, Maine

(the "Property"). The Property includes facilities suitable for the manufacture of orthotic products. Title has been reviewed by counsel for the Company and has been determined to be clear. The Company and I-Roc, Inc. shall sign the Lease/Purchase Agreement as soon as possible.

         2. The Manufacturing contract attached hereto as Exhibit A is valid and enforceable by and between First JMA Enterprises, LLC and the Company.

         D. INTENT. Seller is entering into this agreement for its own account and Seller has no present arrangement (whether or not legally binding) at any time to sell the UMSY Shares to or through any person or entity.


         E. SOPHISTICATED AND ACCREDITED SELLER. Seller is a sophisticated Seller (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited Seller (as defined in Rule 501 of Regulation D), and Seller has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the UMSY Shares. Seller acknowledges that an investment in the UMSY Shares is speculative and involves a high degree of risk.

         F. AUTHORITY. This agreement has been duly authorized and validly executed and delivered by Seller and is a valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         G. ABSENCE OF CONFLICTS. The execution and delivery of this agreement and any other agreements executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Seller or (a) violate any provision of any indenture, instrument or agreement to which Seller is a party or is subject, or by which Seller or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Seller to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Seller is subject or to which any of its assets, operations or management may be subject.

         H. DISCLOSURE; ACCESS TO INFORMATION. Seller has received all documents, records, books and other publicly available information pertaining to Seller's investment in the UMSY Shares that have been requested by Seller. Purchaser is subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended, and Seller has received copies of all reports filed by the Purchaser with the Securities and Exchange Commission that have been requested by Seller.

                                  SECTION FIVE
                      MUTUAL REPRESENTATIONS AND WARRANTIES

         Seller and Purchaser represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties to this agreement for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated by this agreement.

                                   SECTION SIX
                               GENERAL PROVISIONS

         A. ENTIRE AGREEMENT. This agreement (including any attached exhibits and any written amendments executed by the parties) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties to this agreement with respect to the subject matter of this agreement.

         B. HEADINGS. The section and paragraph headings in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

         C. GOVERNING LAW. This agreement, and all transactions contemplated by it, shall be governed by, construed and enforced in accordance with the laws of New Jersey. The parties waive trial by jury and agree to submit to binding arbitration before an arbitrator of the American Arbitration Association located in Essex County, New Jersey. If arbitration results from or arises out of this agreement or the performance of it, the parties agree to reimburse the prevailing party's reasonable attorney's fees, costs, and all other expenses, in addition to any other relief to which the prevailing party may be entitled.


"Seller"                                    "Purchaser"

Visionary Medical Consulting Corp.          US MedSys Corp.

/s/ Robert Rustico                          /s/ Thomas H. King
-------------------------------------       -----------------------------------
By: Robert Rustico                          By: Thomas H. King

Title: President                            Title: CEO
      -------------------------------             -----------------------------